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                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, except for the assignment of a security rating pursuant to transaction requirement B-2 of Form S-3, which requirement the registrant reasonably believes will be met at the time of effectiveness, and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on September 30, 1998.

(REGISTRANT)                       SCANA Corporation

By:                                s/W.B. Timmerman
(Name & Title):                    W.B. Timmerman., Chairman of the
                                   Board, Chief Executive Officer,
                                   President and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

(i) Principal executive officer:



 By:                               s/W.B. Timmerman
(Name & Title):                    W.B. Timmerman, Chairman of the
                                   Board, Chief Executive Officer,
                                   President and Director
 Date:                                     September 30, 1998

    (ii) Principal financial and accounting officer:



By:                                s/K.B. Marsh
(Name & Title):                    K. B. Marsh, Senior Vice President,
                                   Chief Financial Officer and
                                   Controller
Date:                              September 30, 1998

(iii) Other Directors:


* B. L. Amick; J.A. Bennett, W. B. Bookhart, Jr.; W. T. Cassels,
Jr.; H. M. Chapman; E. T. Freeman; L.M. Gressette, Jr., W. H. Hipp; L.M. Miller, F. C. McMaster; J. B. Rhodes; M.K. Sloan,


* Signed on behalf of each of these persons:



s/K. B. Marsh
K.B. Marsh
(Attorney-in-Fact)